Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Medmen Enterprises Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class B Subordinate Voting Shares	457(c)	8,170,895	$0.1184	(2)	$967,515.68	0.0000097	$89.69
Fees to Be Paid	Equity	Class B Subordinate Voting Shares	457(c)	64,018,701	$0.1053	(3)	$6,740,304.96	0.0000097	$624.83

	Total Offering Amounts						$7,707,820.64		$714.51
	Total Fees Previously Paid								$89.69
	Total Fee Offsets								--
	Net Fee Due								$624.83

(1)	Includes an indeterminate number of additional Class B Subordinate Voting Shares (“Subordinate Voting Shares”) issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of Class B Subordinate Voting Shares. In the event of a stock split, stock dividend or similar transaction involving our Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of an assumed price of $0.1184 per share, which is the average of the high (C$0.15) and low (C$0.15) prices of the Registrant’s Subordinate Voting Shares in Canadian dollars (“C$”) as reported on the Canadian Securities Exchange on March 2, 2022, which date is within five business days prior to filing this registration statement, and as converted from Canadian dollars to United States dollars based on the foreign exchange rate 0.7894) as published by the Bank of Canada on March 2, 2022.

(3)	Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of an assumed price of $0.0.1053 per share, which is the average of the high (C$0.15) and low (C$0.135) prices of the Registrant’s Subordinate Voting Shares in Canadian dollars (“C$”) as reported on the Canadian Securities Exchange on May 5, 2022, which date is within five business days prior to filing this registration statement, and as converted from Canadian dollars to United States dollars based on the foreign exchange rate 0.7799) as published by the Bank of Canada on May 5, 2022.